Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

April 1, 2013

Jefferies Group LLC

520 Madison Avenue

New York, NY 10022

Re: Registration Statement on Form S-3 for Debt Securities, Warrants, Purchase Contracts and Units

Ladies and Gentlemen:

We have acted as counsel to Jefferies Group LLC, a Delaware limited liability company (formerly, Jefferies Group, Inc.) (the “Company”), in connection with the filing of a Registration Statement on Form S-3, including the exhibits thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations promulgated thereunder, for the registration by the Company of its Debt Securities, Warrants, Purchase Contracts and Units (the “Securities”). Except as otherwise defined herein, capitalized terms are used as defined in the Registration Statement.

In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the Prospectus included therein, (ii) the Indenture dated as of March 12, 2002, by and between the Company and The Bank of New York Mellon, as trustee (incorporated by reference as Exhibit 4.1 to the Registration Statement), as amended and supplemented by the First Supplemental Indenture thereto, dated as of July 15, 2003, the Second Supplemental Indenture thereto, dated as of December 19, 2012 and the Third Supplemental Indenture thereto, dated as of March 1, 2013 (incorporated by reference as Exhibits 4.2, 4.3 and 4.4, respectively, to the Registration Statement), (iii) the Form of Indenture for Subordinated Securities to be entered into by the Company and The Bank of New York Mellon, as trustee (Exhibit 4.5 to the Registration Statement) (“Subordinated Indenture”), (iv) the Company’s Limited Liability Company Agreement, and (v) resolutions of the Board of Directors of the Company and such other documents and records as we have deemed necessary.

In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies and the authenticity of all such documents.

We have also assumed that (i) the definitive terms of any Security offered pursuant to the Registration Statement will have been established by resolution of the Board of Directors of the Company and applicable law and, in the case of any Debt Securities, in accordance with the applicable indenture, (ii) any Securities issuable upon exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved by the issuer thereof for issuance upon such exchange or exercise, (iii) a Prospectus Supplement will have been filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby, and (iv) all Securities will be issued in compliance with applicable federal and state securities laws.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) with respect to any Subordinated Debt Securities, the Subordinated Indenture will have been duly executed and delivered by the Company and the Trustee named therein, and (ii) with respect to all Debt Securities, such Debt Securities, when issued, will be executed, authenticated and delivered (a) against receipt of the consideration therefor approved by the Company and (b) as provided in the Indenture with respect thereto. The Debt Securities include any Debt Securities that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities, as well as any Purchase Contracts or Units that may be issued under the indentures relating to the Debt Securities.

With respect to the issuance and sale of any Warrants, we have assumed that (i) a warrant agreement with respect to such Warrants will have been executed and delivered by the Company and the Warrant Agent, (ii) the Warrants will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Warrant Agent appointed by the Company, and (iii) the Warrants will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Warrants include any Warrants issued under an indenture that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

With respect to the issuance and sale of any Purchase Contracts, in addition to the assumptions made herein with respect to any Securities of the Company comprising such Purchase Contracts, we have assumed that (i) the Purchase Contracts will have been duly and validly authorized, created, executed and delivered by the Company, and (ii) the Purchase Contracts will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Purchase Contracts include any Purchase Contracts that may be issued as part of the Units or upon exercise or otherwise pursuant to the terms of any other Securities.

With respect to the issuance and sale of any Units, in addition to the assumptions made herein with respect to any Securities comprising such Units, we have assumed that (i) a unit agreement with respect to such Units will have been executed and delivered by the Company and any Unit Agent appointed by the Company, (ii) the Units will have been duly and validly authorized, created, executed and delivered by the Company and duly executed by any Unit Agent appointed by the Company, and (iii) the Units will have been issued and delivered by the Company against receipt of the consideration therefor approved by the Company. The Units include any Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.

Based upon the foregoing, we are of the opinion that:

1. Any Securities consisting of Debt Securities or Warrants will constitute legal, valid and binding obligations of the Company and will be, in the case of Debt Securities, entitled to the benefits provided by the applicable Indenture.

2. Any Securities consisting of Purchase Contracts will be duly and validly issued and will be entitled to the benefits provided by the applicable Purchase Contract.

3. Any Securities consisting of Units will be duly and validly issued and will be entitled to the benefits provided by the applicable unit agreement.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We note that, as of the date of this opinion, a judgment for money in an action based on a Security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in United States dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular Security is denominated into United States dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such a Security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency or currency unit in which the Security is denominated, and such judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment.

We render the foregoing opinion as members of the Bar of the State of New York and express no opinion as to laws other than the laws of the State of New York, the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America. Although the Securities may be issued from time to time on a delayed or continuous basis, the opinions expressed herein are limited to the laws as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters.” In giving this consent, we do not admit that we are acting within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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